United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (919) 859-1302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 14, 2025, BioCryst Pharmaceuticals, Inc., a Delaware corporation (“BioCryst”), Axel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BioCryst (“Merger Sub”), and Astria Therapeutics, Inc., a Delaware corporation (“Astria”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, at the Effective Time (as defined below), Merger Sub will merge with and into Astria, with Astria surviving the Merger as a wholly owned subsidiary of BioCryst (the “Merger”).

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Astria (“Astria Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Astria Common Stock owned by stockholders of Astria who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive (i) 0.59 (the “Exchange Ratio”) of a share of common stock, par value $0.01 per share, of BioCryst (“BioCryst Common Stock”) and, if applicable, cash in lieu of fractional shares, and (ii) $8.55 in cash, without interest (the “Per Share Cash Amount”), subject to adjustment as described below and subject to applicable withholding taxes (the consideration described in the foregoing clauses (i) and (ii), collectively, the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each share of Series X Convertible Preferred Stock, par value $0.001 per share, of Astria (the “Series X Preferred Shares”) that is issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration payable in accordance with the Merger Agreement with respect to the aggregate number of shares of Astria Common Stock for which such Series X Preferred Share was convertible into immediately prior to the Effective Time pursuant to the certificate of designation of the Series X Preferred Shares, without interest and subject to applicable withholding taxes, and without regard to any limitations on exercise contained in such certificate of designation.

If the aggregate number of shares of BioCryst Common Stock to be issued in connection with the Merger (including with respect to Astria Pre-Funded Warrants and Astria Common Warrants other than Elected Warrants, each as defined below) would exceed 19.9% of the shares of BioCryst Common Stock issued and outstanding immediately prior to the Effective Time (the “Maximum Share Number”), (a) the Exchange Ratio will be reduced to the minimum extent necessary such that the aggregate number of shares of BioCryst Common Stock to be issued in connection with the Merger does not exceed the Maximum Share Number and (b) the Per Share Cash Amount will be correspondingly increased to offset such adjustment.

If the Merger is consummated, Astria Common Stock will be delisted from Nasdaq Global Market (“Nasdaq”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Astria Stock Options

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of Astria Common Stock (“Astria Stock Option”) that is outstanding immediately prior to the Effective Time and which has an exercise price that is less than $13.00 per share of Astria Common Stock underlying such Astria Stock Option, whether or not then exercisable or vested, will (i) become fully vested and exercisable and (ii) be canceled and, in exchange therefor, the holder thereof will be entitled to receive a payment in cash, subject to applicable withholding taxes, of an amount equal to the product of (a) the total number of shares of Astria Common Stock subject to such canceled Astria Stock Option immediately prior to the Effective Time and (b) the excess of (A) $13.00 over (B) the exercise price per share of Astria Common Stock subject to such canceled Astria Stock Option, without interest.

Pursuant to the Merger Agreement, at the Effective Time, each Astria Stock Option that is outstanding immediately prior to the Effective Time and which has an exercise price that is equal to or greater than $13.00 per share of Astria Common Stock underlying such Astria Stock Option will be canceled for no consideration.

Astria Warrants

Pursuant to the Merger Agreement, at the Effective Time:

•
each of the pre-funded warrants to purchase shares of Astria Common Stock (the “Astria Pre-Funded Warrants”) that is outstanding immediately prior to the Effective Time will, in accordance with its own terms, cease to be exercisable for Astria Common Stock and will be automatically converted into the right to receive the Merger Consideration with respect to the aggregate number of shares of Astria Common Stock for which such Astria Pre-Funded Warrant was exercisable immediately prior to the Effective Time, taking into account the “cashless exercise” terms that govern such Astria Pre-Funded Warrant, without interest and subject to applicable withholding taxes, and without regard to any limitations on exercise contained therein; and

•
each of the remaining warrants to purchase shares of Astria Common Stock (the “Astria Common Warrants”) that is issued and outstanding as of immediately prior to the Effective Time will continue to be outstanding according to its terms, except that (i) such Astria Common Warrant will cease to be exercisable for Astria Common Stock and will become exercisable solely in exchange for the Merger Consideration with respect to the aggregate number of shares of Astria Common Stock for which such Astria Common Warrant was exercisable for immediately prior to the Effective Time (including after taking into account any “cashless exercise” terms that govern such Astria Common Warrant if so elected by the holder thereof), without interest and subject to applicable withholding taxes, and without regard to any limitations on exercise contained therein, and (ii) the holder of such Astria Common Warrant may require the purchase of such Astria Common Warrants for an amount in cash equal to the Black Scholes Value (as defined in such Astria Common Warrant) of such Astria Common Warrants pursuant to Section 3(d) of the applicable Astria Common Warrant, in lieu of receiving any Merger Consideration. Any Astria Common Warrants with respect to which the holder thereof makes the election described in the foregoing clause (ii) prior to the third trading day prior to the Effective Time (an “Elected Warrant”) will not be counted towards the Maximum Share Number above.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties from both BioCryst and Astria, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of Astria’s business during the period between the execution of the Merger Agreement and the Effective Time, (ii) the obligation of Astria to call a meeting of its stockholders for purposes of voting to adopt the Merger Agreement, (iii) subject to certain exceptions, the obligation of Astria’s board of directors to recommend that its stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, and (iv) subject to certain exceptions, non-solicitation obligations of Astria relating to alternative acquisition proposals or entering into discussions or negotiations or providing confidential information in connection with certain proposals for an alternative transaction.

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Astria Common Stock (the “Required Stockholder Approval”), (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any order, injunction or law prohibiting the Merger, (iv) the effectiveness of the registration statement of BioCryst pursuant to which shares of BioCryst Common Stock to be issued in the Merger will be registered with the U.S. Securities and Exchange Commission (the “SEC”), (v) the shares of BioCryst Common Stock to be issued in the Merger being approved for listing on Nasdaq, (vi) the accuracy of each party’s representations and warranties made in the Merger Agreement, subject to certain standards and qualifications set forth in the Merger Agreement, (vii) each party’s compliance in all material respects with its respective obligations under the Merger Agreement, and (viii) the absence of a continuing material adverse effect with respect to each of Astria and BioCryst. The parties anticipate the Merger to close in the first quarter of 2026.

Termination

The Merger Agreement may be terminated under certain circumstances, including, among others, (i) by either BioCryst or Astria if the Merger is not completed by April 14, 2026, subject to adjustment until May 31, 2026 for a government shutdown, which date may be extended to October 14, 2026 under certain circumstances, (ii) by either BioCryst or Astria if there is a final non-appealable order, injunction or law prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, (iii) by either BioCryst or Astria if the Required Stockholder Approval is not obtained, (iv) by BioCryst if Astria’s board of directors changes its recommendation to Astria’s stockholders to vote in favor of the adoption of the Merger Agreement, (v) by Astria in order to enter into an alternative transaction that constitutes a “Superior Proposal” (as defined in the Merger Agreement), or (vi) by BioCryst or Astria if the other party breaches its respective representations, warranties, covenants or agreements in the Merger Agreement in a manner that would not permit certain closing conditions to be satisfied, subject in certain cases, to the right of the breaching party to cure the breach. BioCryst and Astria may also terminate the Merger Agreement by mutual written consent.

Upon termination of the Merger Agreement under specified circumstances (including, among others, termination of the Merger Agreement by Astria to accept and enter into a definitive agreement with respect to a Superior Proposal or by BioCryst upon the change by Astria’s board of directors of the recommendation in favor of the adoption of the Merger Agreement), Astria will be required to pay BioCryst a termination fee in the amount of $32,250,000.

Additional Information

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties, covenants and agreements of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between BioCryst and Astria instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding BioCryst or Astria, their respective affiliates or their respective businesses.

The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding BioCryst, Astria, their respective affiliates and their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 to be filed by BioCryst under the Securities Act of 1933, as amended (the “Securities Act”), that will include a proxy statement of Astria and a prospectus of BioCryst, as well as in the Forms 10-K, Forms 10-Q and other filings that each of BioCryst and Astria have made and will make with the SEC.

Voting and Support Agreements

In connection with entering into the Merger Agreement, certain stockholders of Astria, including each director and each executive officer and affiliates of Perceptive Advisors L.L.C, Astria’s largest stockholder as of October 13, 2025, entered into voting and support agreements with BioCryst (the “Voting Agreements”), pursuant to which each such stockholder has agreed, among other things, to vote its, his or her shares of Astria Common Stock in favor of the adoption of the Merger Agreement and approval of the transactions contemplated thereby, and subject to certain exceptions, not to transfer such shares of Astria Common Stock prior to the earlier of the Effective Time and the termination of the Merger Agreement, without the prior written consent of BioCryst. The Voting Agreements will terminate upon the earlier of the Effective Time, their termination by written notice from BioCryst to the signatory stockholders, any amendment of any term or provision of the Merger Agreement that reduces the Merger Consideration and the termination of the Merger Agreement. In addition, the stockholders that are party to a Voting Agreement and also hold Series X Preferred Shares or Astria Common Warrants, as the case may be, confirmed and consented to the treatment of such Series X Preferred Shares as set forth in the Merger Agreement and determined such Astria Common Warrants would be Elected Warrants.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, a form of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Financing Commitments

In connection with the transactions contemplated by the Merger Agreement, on October 14, 2025, BioCryst entered into a debt commitment letter (the “Commitment Letter”) with certain affiliates of Blackstone, Inc. (“Blackstone”) pursuant to which Blackstone has agreed to provide a $550,000,000 senior secured credit facility consisting of (i) a committed initial term loan in an aggregate principal of $350,000,000 (the “Initial Term Loan”), (ii) a committed delayed draw term loan facility in an aggregate principal amount not exceeding $50,000,000 (the loans thereunder, the “Committed Delayed Draw Term Loans”) and (iii) an uncommitted delayed draw term loan facility in an aggregate principal amount not exceeding $150,000,000.  The Initial Term Loan and any Committed Delayed Draw Term Loans funded on the closing date of the Merger will be used for the purpose of, among other things, funding the consideration for the transactions contemplated by the Merger Agreement and paying fees and expenses related to the foregoing.

The commitments with respect to the Initial Term Loan and any Committed Delayed Draw Term Loans funded on the closing date of the Merger are subject to customary conditions for acquisition financings, including the execution and delivery of definitive documentation with respect to the senior secured credit facility in accordance with the terms set forth in the Commitment Letter and the consummation of the Merger.

Item 2.02.	Results of Operations and Financial Condition.

During the Investor Call (as defined below), BioCryst will announce that the third quarter ended September 30, 2025 was another strong quarter for ORLADEYO demand, in line with what has been observed over the past two years, with no impact from new competition.

The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by BioCryst under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2025, subject to certain conditions specified in the Merger Agreement (including the occurrence of the Effective Time), BioCryst’s board of directors (the “BioCryst Board”) approved an increase in the size of the BioCryst Board and elected Jill C. Milne, Ph.D., President, Chief Executive Officer and member of the board of directors of Astria, to fill the vacancy created by the enlargement of the BioCryst Board. Dr. Milne’s initial term will expire at BioCryst’s annual meeting of stockholders in 2028.

Pursuant to BioCryst’s Stock Incentive Plan and in accordance with BioCryst’s amended and restated director compensation policy, Dr. Milne will receive an initial equity grant having a value equal to $500,000 upon joining the BioCryst Board, prorated based on the effective date of her appointment relative to BioCryst’s next annual meeting of stockholders and payable 60% in stock options and 40% in restricted stock units.  She will also receive compensation consistent with BioCryst’s amended and restated director compensation policy as described in BioCryst’s proxy statement for its 2025 annual meeting.

Dr. Milne has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and, other than the Merger Agreement, there are no arrangements or understandings pursuant to which she was selected as a director.  At present, there is no expectation as to which committees of the BioCryst Board Dr. Milne will initially serve on, if any.

Item 8.01.	Other Events.

On October 8, 2025, BioCryst paid off in full and terminated that certain Loan Agreement, dated as of April 17, 2023, among BioCryst, the other guarantors from time to time party thereto, BioPharma Credit PLC, as collateral agent, and BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP, as lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

On October 14, 2025, BioCryst and Astria issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

On October 14, 2025, BioCryst released a presentation to investors about the Merger. A copy of the investor presentation is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

BioCryst will conduct a conference call and webcast to discuss the proposed transaction at 8:00 a.m., Eastern Time, on October 14, 2025 (the “Investor Call”).

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements are based on, among other things, BioCryst management’s and Astria management’s beliefs, assumptions, current expectations, estimates and projections about the economy and BioCryst and Astria and the industry in which they operate.  Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements include statements regarding, among other things, the expected benefits of the Merger and BioCryst’s ability to recognize the benefits of the Merger, the anticipated timing of the closing of the Merger, the anticipated financial impact of the Merger, BioCryst’s or the combined company’s performance following the Merger, including future financial and operating results, anticipated approval and commercialization of navenibart, pharmaceutical research and development, such as drug discovery, preclinical and clinical development activities and related timelines, and BioCryst’s and Astria’s plans, objectives, expectations, intentions, growth strategies and other statements that are not historical facts. BioCryst and Astria caution readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results.  Such risks and uncertainties include, among others, the following possibilities:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against BioCryst or Astria; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger) and Astria stockholder approval or to satisfy any of the other conditions to the Merger on a timely basis or at all; the possibility that the anticipated benefits of the Merger, including anticipated synergies, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BioCryst and Astria do business; the significant indebtedness BioCryst expects to incur in connection with the Transaction and the need to generate sufficient cash flows to service and repay such debt; the possibility that the Merger may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; risks relating to the potential dilutive effect of shares of BioCryst common stock to be issued in the Merger; and other factors that may affect future results of BioCryst, Astria and the combined company.  Additional factors that could cause results to differ materially from those described above can be found in BioCryst’s Annual Report on Form 10-K for the year ended December 31, 2024, BioCryst’s Quarterly Report on Form 10-Q for the three months ended June 30, 2025, Astria’s Annual Report on Form 10-K for the year ended December 31, 2024, Astria’s Quarterly Report on Form 10-Q for the three months ended June 30, 2025, and in other documents BioCryst and Astria file with the SEC, which are available on the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

In connection with the Merger, BioCryst will file with the SEC a registration statement on Form S-4 (the “registration statement”), which will contain a proxy statement of Astria and a prospectus of BioCryst (the “proxy statement/prospectus”), and each of BioCryst and Astria may file with the SEC other relevant documents regarding the Merger.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY BIOCRYST AND ASTRIA, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIOCRYST, ASTRIA AND THE MERGER.  When final, a definitive copy of the proxy statement/prospectus will be mailed to Astria stockholders.  Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus, as well as other filings containing information about BioCryst and Astria, free of charge from BioCryst or Astria or from the SEC’s website when they are filed.  The documents filed by BioCryst with the SEC may be obtained free of charge at BioCryst’s website, at www.biocryst.com, or by requesting them by mail at BioCryst Pharmaceuticals, Inc., 4505 Emperor Boulevard, Suite 200, Durham, North Carolina 27703, Attention: Corporate Secretary. The documents filed by Astria with the SEC may be obtained free of charge at Astria’s website, at www.astriatx.com, or by requesting them by mail at Astria Therapeutics, Inc., 22 Boston Wharf Road, 10th Floor, Boston, Massachusetts, 02210, Attention: Investor Relations. The information included on BioCryst’s and Astria’s websites is not incorporated by reference into this report.

Participants in the Solicitation

BioCryst and Astria and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Astria in respect of the Merger.  Information about BioCryst’s directors and executive officers is available in BioCryst’s proxy statement, dated April 24, 2025, for its 2025 Annual Meeting of Stockholders, and other documents filed by BioCryst with the SEC.  Information about Astria’s directors and executive officers is available in Astria’s proxy statement, dated April 28, 2025, for its 2025 Annual Meeting of Stockholders, and other documents filed by Astria with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from BioCryst or Astria as indicated above.

No Offer or Solicitation

This report is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger by and among BioCryst Pharmaceuticals, Inc., Axel Merger Sub, Inc. and Astria Therapeutics, Inc., dated October 14, 2025*
99.1	Form of Voting and Support Agreement
99.2	Joint Press Release dated October 14, 2025
99.3	BioCryst Investor Presentation dated October 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCRYST PHARMACEUTICALS, INC.

Date: October 14, 2025	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer